Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-276766 and 333-281496) and on Form S-8 (No. 333-145685, 333-170286, 333-183075, 333-197971, 333-213850, 333-233531, 333-266727, 333-266728 and 333-281826) of American Superconductor Corporation of our report dated February 17, 2026, with respect to the consolidated financial statements of Comtrafo Indústria de Transformadores Elétricos S.A which report appear in the Form 8-K/A of American Superconductor Corporation dated February 17, 2026.

/s/ KPMG Auditores Independentes Ltda.

Londrina, Brazil

February 17, 2026